As filed with the Securities and Exchange Commission on February 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOUTHWEST AIRLINES CO.

(Exact name of registrant as specified in its charter)

TEXAS	74-1563240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

P.O. Box 36611, Dallas, TX 75235-1611

(214) 792-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

TAMMY ROMO

Executive Vice President & Chief Financial Officer

Southwest Airlines Co.

P.O. Box 36611, Dallas, TX 75235-1611

(214) 792-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES OF CORRESPONDENCE TO:

MARK R. SHAW Executive Vice President, Chief Legal & Regulatory Officer Southwest Airlines Co. P.O. Box 36611, Dallas, TX 75235-1611 (214) 792-4000	ROBERT L. KIMBALL Vinson & Elkins LLP 2001 Ross Avenue, Suite 3900 Dallas, Texas 75201-2975 (214) 220-7700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Southwest Airlines Co.

DEBT SECURITIES

and

COMMON STOCK

We may offer and sell our unsecured debt securities and shares of our common stock from time to time in amounts, at prices, and on terms that we will determine at the time of the offering.

We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms and conditions that may apply to these securities and the general manner in which they may be offered. We will provide specific terms and conditions of these securities and the manner in which we will sell them in one or more supplements to this prospectus. You should read this entire prospectus and the applicable prospectus supplement carefully before you make your investment decision. See “Where You Can Find More Information” for more information.

Our common stock is listed on the New York Stock Exchange under the symbol “LUV.”

INVESTING IN OUR SECURITIES INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS THAT ARE REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS BEFORE YOU MAKE ANY INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 6, 2024.

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. We are offering to sell the securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the securities.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering and the securities being offered at that time. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement also may add, update, or change information contained in this prospectus. In this prospectus, “Southwest,” “we,” “us,” “our,” and the “Company” each refers to Southwest Airlines Co. and its consolidated subsidiaries, unless the context indicates otherwise.

To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Incorporation of Certain Documents by Reference.”

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus, and the documents we incorporate by reference may contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements are based on, and include statements about, Southwest’s estimates, expectations, beliefs, intentions and strategies for the future, and the assumptions underlying these forward-looking statements. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “believe,” “anticipate,” “expect,” “intend,” “may,” “will,” “estimate,” “would,” “could,” “should,” “project,” “plan,” “goal,” and similar expressions.

Although management believes these forward-looking statements are reasonable as and when made, forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by Southwest’s forward-looking statements or from historical experience or Southwest’s present expectations. Known material risk factors that could cause these differences are set forth in our filings with the SEC that are incorporated in this prospectus by reference or that are stated in a prospectus supplement to this prospectus under the caption “Risk Factors.” Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of the dates of the respective documents. The Company undertakes no obligation to update publicly or revise any forward-looking statements to reflect subsequent events or circumstances.

ABOUT SOUTHWEST AIRLINES CO.

Southwest Airlines Co. operates Southwest Airlines, a major passenger airline that provides scheduled air transportation in the United States and near-international markets.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “LUV.” Our principal executive offices are located at P.O. Box 36611, Dallas, Texas 75235, and our telephone number is (214) 792-4000. We maintain a website on the Internet at http://www.southwest.com. Information that you may find on this website is not part of this prospectus or any prospectus supplement.

Additional information about us is included in our reports and other documents incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference.”

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and those that may be included in the applicable prospectus supplement, as well as the cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

If any of these risks were to materialize, our business, results of operations, financial condition, and ability to implement our strategic plans could be materially adversely affected. In that case, our ability to pay interest on, or the principal of, any debt securities may be reduced, the trading price of our securities could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from any offering of the securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issuance of securities. Such general corporate purposes may include, among other possible uses, the repayment of short-term or long-term indebtedness and capital expenditures.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities under the indenture, dated February 6, 2024, between us and U.S. Bank Trust Company, National Association, which acts as trustee. We may issue as many distinct series of debt securities under the indenture as we wish.

The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later in this section under “Default and Related Matters — Remedies if an Event of Default Occurs.” Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell, and sending you notices.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of the indenture may be obtained from us as described below under “Incorporation of Certain Documents by Reference.”

This section summarizes the material terms of the debt securities that we expect will be common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences with the material terms summarized here. The provisions of the indenture allow us to not only issue debt securities with terms different from those of debt securities previously issued under the indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning for only the more important terms. You must look to the indenture for the most complete description of what is described in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. The prospectus supplement relating to the original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and any pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the specific terms of the series, which will include some or all of the following:

•	the title of the series of debt securities and ranking of the series;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities is payable or the method of determination thereof;

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the rate or rates at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue, the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	the place or places where the principal of (and premium, if any) and interest, if any, on the debt securities are payable;

•

the period or periods, if any, within which, the price or prices at which and the terms and conditions upon which the series of debt securities may be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	any mandatory or optional sinking funds or similar provisions;

•	if other than denominations of $2,000 and any integral multiples of $1,000, the denominations in which the series of debt securities will be issuable;

•

if the amount of principal of or any premium or interest on any series of debt securities may be determined with reference to an index or pursuant to a formula, the matter in which such amounts shall be determined;

•	the currency or currencies for payment of principal and interest of the series of debt securities, if not U.S. dollars;

•	the portion of the principal amount of the series of debt securities which shall be payable upon declaration of acceleration of the maturity thereof, if other than the entire principal amount;

•

if the principal amount payable at the stated maturity of the series of debt securities will not be determinable as of any date prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of such date;

•	the applicability of the provisions described under “Defeasance”;

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if the series of debt securities will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee;

•	any additions, eliminations or other changes to the provisions described under “Default and Related Matters” and “Absence of Restricted Covenants”;

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the terms, if any, upon which the debt securities of any series may be convertible into or exchanged for a common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties and any provisions necessary to permit or facilitate such convertability;

•	any provisions for subordination of the series of debt securities to other indebtedness of the Company; and

•	any other special feature of the series of debt securities.

Legal Ownership

Street Name and Other Indirect Holders. Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in street name. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if required;

•	whether and how you can instruct it to send you debt securities registered in your own name so that you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to you if you hold debt securities in street name or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment, even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security? A global security is a special type of indirectly held security, as described above under “Legal Ownership — Street Name and Other Indirect Holders.” If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor, you should be aware that if debt securities are issued only in the form of global securities:

•	You cannot get debt securities registered in your own name.

•	You cannot receive physical certificates for your interest in the debt securities.

•

You will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “Legal Ownership — Street Name and Other Indirect Holders.”

•	You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•

The depositary’s policies will govern payments, transfers, exchanges and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interest in the global security. We and the trustee also do not supervise the depositary in any way.

Special Situations when Global Security will be Terminated. In a few special situations described in the next paragraph, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder. The rights of street name investors and direct holders in the debt securities have been previously described under “Legal Ownership” in the subsections entitled “Street Name and Other Indirect Holders” and “Direct Holders.”

The special situations for termination of a global security are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and a successor depositary is not appointed by us within 90 days.

•	When we notify the trustee that we wish to terminate the global security.

IN THE REMAINDER OF THIS DESCRIPTION, “YOU” MEANS DIRECT HOLDERS AND NOT STREET NAME OR OTHER INDIRECT HOLDERS OF DEBT SECURITIES.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Additional Mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

•	Your rights in several Special Situations, such as if we merge with another company, or if we want to change a term of the debt securities via Modification and Waiver;

•	A Defeasance clause and a Satisfaction and Discharge provision, each of which may allow for us to be completely released from our payment and other obligations on the debt securities; and

•	Your rights if we Default.

Additional Mechanics

Form, Exchange and Transfer. Except if the prospectus for a particular series specifies otherwise, the debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. The trustee may also replace lost, stolen, destroyed or mutilated debt securities at that office. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. We may change this appointment to another entity or perform these functions ourselves.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if we and the security registrar are satisfied with your proof of ownership.

If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable we may block the transfer or exchange of debt securities for a period beginning 15 days before the day we mail the notice of redemption, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole holder of the debt security.

Payment and Paying Agents. We will pay interest to you if you are a registered holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the securities to pro rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

We will make payments on a global debt security in accordance with the applicable procedures of the depositary as in effect from time to time. Under those procedures, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

STREET NAME AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices, and may cancel or change these offices, including the use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices. We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records. Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable procedures as in effect from time to time.

Special Situations

Mergers and Similar Events. We are generally permitted to consolidate or merge with another entity. We are also permitted to sell or convey all or substantially all of our assets to another entity. However, we may not take any of these actions unless the following conditions, among others, are met:

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Where we consolidate or merge out of existence or sell or convey all or substantially all of our assets, the other entity must be organized under the laws of the United States or any state thereof, or the District of Columbia, and it must agree to be legally responsible for the debt securities.

•

Immediately after the merger, sale of assets or other transaction, we must not be in default on the debt securities. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

The successor entity will be substituted for the Company with respect to the debt securities of any series and under the indenture with the same effect as if it had been an original party to the indenture, and, except in the case of a lease, the Company will be relieved from any further obligations and covenants under the indenture.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	changing the stated maturity for any principal or interest payment on such debt security;

•	reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for such debt security;

•	permitting redemption of such debt security if not previously permitted;

•	impairing any right such holder may have to require purchase of its debt security;

•	if such debt security constitutes a convertible debt security, impairing any right that a holder may have to convert such debt security;

•	changing the currency of any payment on such debt security;

•	changing the place of payment on such debt security;

•	impairing such holder’s right to sue for payment of any amount due on its debt security;

•

reducing the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the indenture or those debt securities or waive our compliance with the indenture or to waive defaults; and

•

changing the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Requiring a Vote. The second type of change to the indenture and the debt securities is the kind that requires the following approvals:

•

if the change affects only particular debt securities within a series issued under the indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

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if the change affects debt securities of more than one series issued under the indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series.

This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect the interests of holders of the debt securities described in the next paragraph.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “ — Changes Requiring Your Approval,” unless that holder approves the waiver.

We may obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default unless we obtain an individual consent to the waiver from every holder.

Changes Not Requiring Approval. The third type of change to the indenture and the debt securities does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect the interests of holders of the debt securities. Holders of debt securities will also not be eligible to vote if the debt securities have been fully defeased as described below under “Defeasance.”

STREET NAME AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

Absence of Restrictive Covenants

The indenture does not contain any promises by us on how we will operate our business, and does not restrict our ability to incur debt or grant liens on our assets. If we determine to include such a promise for the benefit of a particular series of debt securities, such promise, or restrictive covenant, will be described in the prospectus supplement relating to that series of debt securities.

Defeasance

We may be completely released from our payment and other obligations on the debt securities.

If we deposit with the trustee funds or government securities, or if so provided in your prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or

•	we will be discharged from any covenants we make in the indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for your rights of transfer and exchange, your rights to replace lost, stolen or destroyed debt securities, the rights and obligations of the trustee and your rights as beneficiaries with respect to the trust funds deposited with the trustee. In case of covenant defeasance, our obligation to pay principal of, and any premium and interest on, the applicable series of debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge

The indenture will cease to be of further effect as to all debt securities of any series when either:

•

we have delivered to the trustee for cancellation all debt securities of that series that have been authenticated (except for lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has already been deposited in trust and subsequently returned to us); or

•

all debt securities of that series have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption under arrangements satisfactory to the trustee, and in any case we have deposited with the trustee as trust funds money in an amount sufficient to pay the entire indebtedness of all these debt securities to their stated maturity or redemption date; and we have paid all other sums payable by us under the indenture with respect to that series.

Notwithstanding any satisfaction and discharge or any defeasance with respect to the debt securities of any series, your rights of transfer and exchange, your rights to replace lost, stolen or destroyed debt securities, the rights and obligations of the trustee and your rights as beneficiaries with respect to the trust funds deposited with the trustee would survive.

Default and Related Matters

Ranking. The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally in contractual right of payment with all of our other unsubordinated indebtedness.

Events of Default. You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What is an Event of Default? The term “event of default” means any of the following:

•	We do not pay the principal or any premium on a debt security when due.

•	We do not pay interest on a debt security within 30 days of its due date.

•

We do not deposit a sinking fund payment with regard to any debt security of that series within 90 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement.

•

We remain in breach of any other covenant or agreement in the indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the outstanding principal amount of debt securities of the affected series.

•	We file for bankruptcy, or certain other events in bankruptcy, insolvency or reorganization occur.

Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured or waived, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, in the case of any debt security that specifies an amount to be due and payable thereon upon acceleration of the maturity thereof, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series, plus accrued interest, to be due and immediately payable. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount (or, in the case of any debt security that specifies an amount to be due and payable thereon upon acceleration of the maturity thereof, the portion of the principal amount that is specified in the terms of the affected debt security) of the debt securities of that series, plus accrued interest, will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations above is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series.

Reference is made to the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability, called an indemnity. If indemnity is provided, the holders of a majority of the aggregate principal amount of the securities of all series affected (voting as one class) may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee is required, within 90 days of a responsible officer of the trustee acquiring actual knowledge of a default with respect to the debt securities of any series, to give you notice of the default, unless the default has been cured or waived before it gives the notice; however, the trustee may withhold notice of any non-payment default if it determines that withholding notice is in the interest of the holders of debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured or waived.

•

The holders of at least 25% of the outstanding principal amount of all the securities of the relevant series must make a written request that the trustee take action because of an event of default, and must offer indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must have not taken action for 60 days after receipt of the above written request and offer of indemnity and no directions inconsistent with the above written request must have been given to the trustee during such period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

STREET NAME AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default and indicating the nature and status of the default.

Concerning the Trustee

The trustee under the indenture is U.S. Bank Trust Company, National Association.

The indenture contains certain limitations on the right of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in certain other transactions; however, if after an event of default has occurred and is continuing, the trustee acquires any conflicting interest (as described in the indenture), it must eliminate such conflict or resign.

DESCRIPTION OF COMMON STOCK

General

We are incorporated in the State of Texas. The rights of our shareholders are generally covered by Texas law and our certificate of formation and bylaws (each as amended and restated and in effect on the date hereof). The terms of our common stock are therefore subject to Texas law, including the Texas Business Organizations Code (the “TBOC”), and the common and constitutional law of Texas. Our certificate of formation was filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, and our bylaws were filed as Exhibit 3.2 to our Annual Report on Form 10-K filed on February 6, 2024.

For more detailed information about the rights of our common stock, you should refer to our certificate of formation and bylaws and the applicable provisions of Texas law, including the TBOC, for additional information.

Authorized Capital Stock

We are authorized to issue 2,000,000,000 shares of common stock, $1.00 par value. We are not authorized to issue shares of preferred stock.

Voting Rights

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote at a meeting of shareholders. No shareholder has the right of cumulative voting.

With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Texas law or our certificate of formation, the act of the shareholders shall be the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, the matter at a meeting of shareholders at which a quorum is present; provided that, for purposes thereof, all abstentions and broker nonvotes shall not be counted as voted either for or against such matter. Directors shall be elected by a majority of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present; provided that, if the number of nominees exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast. For purposes thereof, (i) a majority of the votes cast means that the number of votes cast for a director must exceed the number of votes cast against that director, and (ii) abstentions and broker nonvotes shall not be counted as votes cast either for or against any nominee for director. Directors may be removed with or without cause, by vote of the holders of a majority of the shares then entitled to vote for the election of directors.

Dividend Rights

Holders of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available therefor.

Liquidation Rights

In the event of our liquidation, the holders of our common stock will be entitled to share ratably in any assets remaining after payment of all debts and other liabilities.

Certain Business Combination Restrictions

Section 21.606 of the TBOC restricts certain business combinations between us and an affiliated shareholder (beneficial ownership of 20% or more of the voting power of our stock entitled to vote for directors) for three years after the shareholder becomes an affiliated shareholder. The restrictions do not apply if the board of directors approved the transaction that caused the shareholder to become an affiliated shareholder or if the business combination is approved by the affirmative vote of two-thirds of our voting stock that is not beneficially owned by the affiliated shareholder at a meeting of shareholders called for that purpose within six months of the affiliated shareholder’s acquiring the shares. Although we may elect to exclude ourselves from the restrictions imposed by Section 21.606, our certificate of formation does not do so.

Certain Provisions of Our Certificate of Formation and Bylaws

Advance Notice for Shareholder Proposals and Director Nominations

Our bylaws establish advance notice procedures with regard to shareholder proposals to be included in the Company’s proxy statements, shareholder nominations of directors to be included in the Company’s proxy statements, shareholder nominations of directors and other proposals of business to be presented at an annual meeting of shareholders but not included in the Company’s proxy statements, and shareholder proxy solicitations for shareholder director nominees. Generally, the advance notice provisions require that shareholder proposals to be included in the Company’s proxy statement be provided to us not less than 120 days before the release date of the Company’s proxy statement in connection with the last annual meeting, director nominations be provided to us between 120 and 150 days before the anniversary of our last annual meeting, and shareholder proposals to be presented at the annual meeting but not included in the Company’s proxy statement be provided to us between 60 and 90 days before the anniversary of our last annual meeting in order to be properly brought before a shareholder meeting. The notice must set forth specific information regarding that shareholder and that business or director nominee, as described in our bylaws. This requirement is in addition to those set forth in the rules and regulations adopted by the SEC under the Exchange Act.

Proxy Access

Our bylaws permit a shareholder, or a group of up to 20 shareholders (with funds having specified relationships constituting a single shareholder), owning three percent or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director candidates constituting up to 20 percent of our board of directors (rounded down to the nearest whole number) or two directors, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our bylaws.

Special Meetings of Shareholders

Our bylaws provide that special meetings of shareholders may be called by the chair of the board of directors, the president, or the chief executive officer and shall be called by the secretary upon written request, stating the purpose or purposes therefor, by (i) a majority of the whole board of directors or (ii) one or more shareholders of record that, at the time a request is delivered, collectively own at least 10% (or such greater percentage not exceeding a majority as may be specified in our certificate of formation from time to time) of all of the shares entitled to vote at the proposed special meeting. The request for a special meeting must set forth specific information regarding the business to be conducted at the special meeting, as described in our bylaws.

No Shareholder Action by Written Consent

Our bylaws do not provide that shareholders may act by written consent in lieu of a meeting.

Exclusive Forum for Adjudication of Disputes

Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the United States District Court for the Northern District of Texas or, if such court lacks jurisdiction, the state district court of Dallas County, Texas, shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders; (c) any action asserting a claim against the Company or any director, officer, or other employee of the Company pursuant to any provision of our certificate of formation or our bylaws or the TBOC; and (d) any action asserting a claim against the Company or any director, officer, or other employee of the Company governed by the internal affairs doctrine. Our bylaws further provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for the resolution of complaints asserting a cause of action under the Securities Act.

Potential Anti-Takeover Effect

Some provisions of our certificate of formation and bylaws could make the acquisition of control of our Company and/or the removal of our existing management more difficult, including those that provide as follows:

•

cumulative voting in the election of our board of directors, which would otherwise allow less than a majority of shareholders to elect director candidates, is prohibited under our certificate of formation;

•

our board of directors fixes the size of the board of directors, may create new directorships and may appoint new directors to serve in such newly created positions until the next election of one or more directors by our shareholders;

•

our board of directors may amend or repeal our bylaws, or adopt new bylaws, unless (a) such power is reserved exclusively to our shareholders in whole or part by our certificate of formation or the laws of Texas or (b) our shareholders in amending, repealing, or adopting a particular bylaw have expressly provided that our board of directors may not amend or repeal that bylaw;

•	all shareholder actions must be taken at a regular or special meeting of our shareholders and cannot be taken by written consent without a meeting;

•	we have advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors;

•	our directors may be removed with or without cause by vote of the holders of a majority of the shares then entitled to vote for the election of directors; and

•

unless we consent in writing to the selection of an alternative forum, (a) the United States District Court for the Northern District of Texas or, if such court lacks jurisdiction, the state district court of Dallas County, Texas, shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for certain types of actions or proceedings and (b) the federal district courts shall be the sole and exclusive forum for causes of action under the Securities Act.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and that these benefits outweigh the disadvantages of discouraging the proposals. Negotiating with the proponent could result in an improvement of the terms of the proposal.

Other

Our common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision. The outstanding shares of our common stock are fully paid and non-assessable.

Stock Exchange Listing

Our common stock is traded on the New York Stock Exchange under the symbol “LUV.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services at 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Vinson & Elkins LLP, Dallas, Texas, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Southwest Airlines Co. appearing in Southwest Airlines Co.’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of Southwest Airlines Co.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and Southwest Airlines Co. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 are, and audited financial statements and Southwest Airlines Co. management’s assessment of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information as well as the information included in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or 7.01 of Current Report on Form 8-K) until all the securities offered hereby are sold.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 6, 2024; and

•

The description of our common stock contained in Southwest’s registration statement on Form 8-A filed with the SEC under Section 12 of the Exchange Act on October 6, 1975, as amended by our Current Report on Form 8-K filed February 1, 2011 and Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any subsequently filed amendments and reports updating such description.

We make available free of charge on or through our Internet website, http://www.southwest.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

Southwest Airlines Co. c/o Investor Relations

P. O. Box 36611, HDQ-6IR

2702 Love Field Drive

Dallas, Texas 75235

(214) 792-4908

PROSPECTUS

Southwest Airlines Co.

PASS THROUGH CERTIFICATES

This prospectus relates to pass through certificates that may be issued by one or more trusts that we may form, as creator of each pass through trust, with a national or state bank or trust company, as trustee. The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust.

We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

This prospectus may not be used to consummate sales of pass through certificates unless accompanied by a prospectus supplement.

INVESTING IN THE CERTIFICATES INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS THAT ARE REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 22 OF THIS PROSPECTUS BEFORE YOU MAKE ANY INVESTMENT IN THE CERTIFICATES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 6, 2024.

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. We are offering to sell the pass through certificates only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the pass through certificates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell the certificates described in this prospectus in one or more offerings. Each time we offer the certificates, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering and the certificates being offered at that time. The prospectus supplement also may add, update, or change information contained in this prospectus. In this prospectus, “Southwest,” “we,” “us,” “our,” and the “Company” each refers to Southwest Airlines Co. and its consolidated subsidiaries, unless the context indicates otherwise.

To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Incorporation of Certain Documents by Reference.”

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements are based on, and include statements about, Southwest’s estimates, expectations, beliefs, intentions and strategies for the future, and the assumptions underlying these forward-looking statements. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “believe,” “anticipate,” “expect,” “intend,” “may,” “will,” “estimate,” “would,” “could,” “should,” “project,” “plan,” “goal” and similar expressions.

Although management believes these forward-looking statements are reasonable as and when made, forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by Southwest’s forward-looking statements or from historical experience or Southwest’s present expectations. Known material risk factors that could cause these differences are set forth in our filings with the SEC that are incorporated in this prospectus by reference or that are stated in a prospectus supplement to this prospectus under the caption “Risk Factors.” Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of the dates of the respective documents. The Company undertakes no obligation to update publicly or revise any forward-looking statements to reflect subsequent events or circumstances.

ABOUT SOUTHWEST AIRLINES CO.

Southwest Airlines Co. operates Southwest Airlines, a major passenger airline that provides scheduled air transportation in the United States and near-international markets.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “LUV.” Our principal executive offices are located at P.O. Box 36611, Dallas, Texas 75235, and our telephone number is (214) 792-4000. We maintain a website on the Internet at http://www.southwest.com. Information that you may find on this website is not part of this prospectus or any prospectus supplement.

Additional information about us is included in our reports and other documents incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference.”

RISK FACTORS

An investment in the certificates involves risks. Before you invest in the certificates, you should carefully consider the risk factors included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and those that may be included in the applicable prospectus supplement, as well as the cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

If any of these risks were to materialize, our business, results of operations, financial condition, and ability to implement our strategic plans could be materially adversely affected.

USE OF PROCEEDS

The trustee will use the proceeds of the certificates for the purchase of one or more equipment notes issued by us. Except as set forth in a prospectus supplement for a specific offering of certificates, the equipment notes will be issued:

•	To finance the purchase of aircraft by us, or to refinance any debt previously issued by us in connection with our purchase of aircraft;

•

To finance or refinance the debt portion and, in certain cases, to refinance some of the equity portion of one or more separate leveraged lease transactions entered into by us, as lessee of aircraft; and

•	To provide us with funds for general corporate purposes.

General corporate purposes may include, among other possible uses, the repayment of short-term or long-term indebtedness and capital expenditures.

To the extent that the proceeds of any offering of certificates are not used to purchase equipment notes on the date of issuance of those certificates, the relevant proceeds will be held for the benefit of those certificate holders. If those proceeds are not used to purchase equipment notes by the date specified in the applicable prospectus supplement, they will be returned to the applicable certificate holders.

The prospectus supplement with respect to any offering of certificates will provide additional details with respect to the use of proceeds of those certificates, and with respect to the use of proceeds of any equipment notes to be purchased by a pass through trust.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the certificates will be passed upon for us by Vinson & Elkins LLP, Dallas, Texas, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Southwest Airlines Co. appearing in Southwest Airlines Co.’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of Southwest Airlines Co.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and Southwest Airlines Co. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 are, and audited financial statements and Southwest Airlines Co. management’s assessment of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act that registers the offer and sale of the certificates covered by this prospectus. The registration statement, including the exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

In addition, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains a website at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information as well as the information included in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or 7.01 of Current Report on Form 8-K) until all the certificates offered hereby are sold.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 6, 2024; and

•

The description of our common stock contained in Southwest’s registration statement on Form 8-A filed with the SEC under Section 12 of the Exchange Act on October 6, 1975, as amended by our Current Report on Form 8-K filed February  1, 2011 and Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any subsequently filed amendments and reports updating such description.

We make available free of charge on or through our Internet website, http://www.southwest.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

Southwest Airlines Co. c/o Investor Relations

P. O. Box 36611, HDQ-6IR

2702 Love Field Drive

Dallas, Texas 75235

(214) 792-4908

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) payable by the registrant expected to be incurred in connection with the issuance and distribution of the securities being registered hereby:

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing expenses		**
Trustee fees		**
Miscellaneous		**
Total	$	**

*

This registration statement relates to the registration of securities having an unspecified maximum aggregate amount. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933.

**	These fees and expenses are based on the number of issuances and the securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Article VIII, Section 1 of Southwest’s Fourth Amended and Restated Bylaws provides as follows:

“Right to Indemnification: Subject to the limitations and conditions as provided in this Article VIII, each person who was or is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (hereinafter called a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she (or a person of whom he or she is the legal representative) is or was a director or officer of the corporation (or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, employee benefit plan, or other enterprise) shall be indemnified by the corporation to the fullest extent permitted by Texas law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements, and reasonable expenses (including, without limitation, court costs and attorneys’ fees) actually incurred by such person in connection with such Proceeding, appeal, inquiry or investigation, and indemnification under this Article VIII shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder; provided, however, that in no case shall the corporation indemnify any such person (or the legal representative of any such person) otherwise than for his or her reasonable expenses, in respect of any Proceeding (a) in which such person shall have been finally adjudged by a court of competent jurisdiction (after exhaustion of all appeals therefrom) to be liable on the basis that personal benefit was improperly received by him or her, whether or not the benefit resulted from an action taken in such person’s official capacity; or (b) in which such person shall have been found liable to the corporation; and provided, further, that the corporation shall not indemnify any such person for his or her reasonable expenses actually incurred in connection with any Proceeding in which he or she shall have been found liable for willful or intentional misconduct in the performance of his or her duty to the corporation. The rights granted pursuant to this Article VIII shall be deemed contract rights, and no amendment, modification or repeal of this Article VIII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification, or repeal. It is expressly acknowledged that the indemnification provided in this Article VIII could involve indemnification for negligence or under theories of strict liability.”

Article Ten of Southwest’s Restated Certificate of Formation provides that a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, subject to certain limitations.

Section 8.101 of the Texas Business Organizations Code provides that, subject to certain limitations, a corporation may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding if it is determined that:

(1)	the person:

(A)	acted in good faith;

(B)	reasonably believed:

(i)	in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests; and

(ii)	in any other case, that the person’s conduct was not opposed to the corporation’s best interests; and

(C)	in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful.

(2)	with respect to expenses, the amount of expenses other than a judgment is reasonable; and

(3)	indemnification should be paid.

Southwest enters into indemnification agreements with the members of its board of directors (each an “indemnitee”). Each indemnification agreement requires Southwest to indemnify each indemnitee to the fullest extent permitted by the Texas Business Organizations Code and any successor statute thereto when such successor statute becomes applicable to Southwest. Southwest will also make the indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish indemnitee’s right to indemnification, whether or not wholly successful.

Southwest also maintains directors’ and officers’ liability insurance.

Southwest expects that any underwriting agreement that it may enter into with respect to the securities will provide for indemnification of directors and officers of Southwest against certain liabilities.

Item 16.	Exhibits.

Index to Exhibits

Exhibit No.	Description of Exhibit

*1.1	Form of Underwriting Agreement for Debt Securities.

*1.2	Form of Underwriting Agreement for Common Stock.

*1.3	Form of Underwriting Agreement for Pass Through Certificates.

4.1	Indenture dated as of February 6, 2024, between Southwest and U.S. Bank Trust Company, National Association, relating to Debt Securities.

4.2	Pass Through Trust Agreement between Southwest and Wilmington Trust Company dated as of July 1, 2005, relating to Pass Through Certificates (incorporated by reference to Exhibit 4.2 to Southwest’s Registration Statement on Form S-3, Registration No. 333-126738, filed on July 20, 2005).

**4.3	Form of Debt Securities.

4.4	Specimen Certificate representing Common Stock of Southwest (incorporated by reference to Exhibit 4.2 to Southwest’s Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-7259)).

**4.5	Form of Pass Through Certificates.

5.1	Opinion of Vinson & Elkins LLP, as to the validity of the Debt Securities and Common Stock being registered.

5.2	Opinion of Vinson & Elkins LLP, as to the validity of the Pass Through Certificates being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Vinson & Elkins LLP (contained in the opinion filed as Exhibits 5.1 and 5.2 hereto).

24.1	Power of Attorney (on signature page).

25.1	Form T-l Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank Trust Company, National Association, as Trustee under Indenture for the Debt Securities.

25.2	Form T-l Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Trustee under the Pass Through Trust Agreement.

107.1	Filing Fee Table.

*

Southwest will file any underwriting agreement that it may enter into with respect to either the Debt Securities, Common Stock, or Pass Through Certificates, if necessary, as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K in connection with a specific offering, which exhibit shall be incorporated herein by reference.

**	Southwest will file each form of any Debt Securities or Pass Through Certificates that it may issue as an exhibit to a Current Report on Form 8-K.

Item 17.	Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(l)(i), (A)(l)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B of the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B of the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert E. Jordan, Tammy Romo, and Mark R. Shaw, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 6, 2024.

SOUTHWEST AIRLINES CO.

By	/s/ Tammy Romo
Tammy Romo
Executive Vice President & Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Robert E. Jordan Robert E. Jordan	President & Chief Executive Officer & Director (Principal Executive Officer)	February 6, 2024

/s/ Tammy Romo Tammy Romo	Executive Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	February 6, 2024

/s/ Gary C. Kelly Gary C. Kelly	Executive Chairman of the Board	February 6, 2024

/s/ Ron Ricks Ron Ricks	Vice Chairman of the Board	February 6, 2024

/s/ David W. Biegler David W. Biegler	Director	February 6, 2024

/s/ J. Veronica Biggins J. Veronica Biggins	Director	February 6, 2024

Signature	Title	Date

/s/ Roy Blunt Roy Blunt	Director	February 6, 2024

/s/ Douglas H. Brooks Douglas H. Brooks	Director	February 6, 2024

/s/ Eduardo F. Conrado Eduardo F. Conrado	Director	February 6, 2024

/s/ William H. Cunningham William H. Cunningham	Director	February 6, 2024

/s/ Thomas W. Gilligan Thomas W. Gilligan	Director	February 6, 2024

/s/ David P. Hess David P. Hess	Director	February 6, 2024

/s/ Elaine Mendoza Elaine Mendoza	Director	February 6, 2024

/s/ John T. Montford John T. Montford	Director	February 6, 2024

/s/ Christopher P. Reynolds Christopher P. Reynolds	Director	February 6, 2024

/s/ Jill A. Soltau Jill A. Soltau	Director	February 6, 2024